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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 333-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870, 333-103471, 333-104806, 333-114190, 333-131934, 333-138326, 333-138327 and 333-148964) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 333-102603, 333-37034, 333-101034, 333-145104 and 333-145104-01) of International Business Machines Corporation of our report dated February 26, 2008, relating to the financial statements and effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 26, 2008, relating to the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
February 26, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM